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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement, dated March 18, 1997, to the Prospectus filed in the Registration Statement (Form S-3, No. 33-62537) of Jones Intercable, Inc. ("Jones"), and to the incorporation by reference therein of our report dated May 15, 1996, with respect to the financial statements of Cablevision of Savannah as of December 31, 1995 and 1994, and for the years then ended, included in Jones' Current Report on Form 8-K dated June 26, 1996, and to the incorporation by reference therein of our report dated April 12, 1996, with respect to the financial statements of Prince George's County as of December 31, 1995, and for the period from April 1, 1995 through December 31, 1995, included in Jones' Current Report on Form 8-K dated May 14, 1996, both filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

                                          Ernst & Young LLP

New York, New York
March 18, 1997